Exhibit 99.2

FOR IMMEDIATE RELEASE

MaxLinear, Inc. Completes Acquisition of Exar

CARLSBAD, CALIFORNIA, May 12, 2017 – MaxLinear, Inc. (NYSE: MXL), a leading provider of radio frequency (RF) and mixed-signal integrated circuits for cable and satellite broadband communications, the connected home, data center, metro, long-haul fiber networks, and wireless infrastructure, today announced that it has completed its previously announced acquisition of Exar, Inc. (NYSE:EXAR or “Exar”).

The transaction was conducted by means of a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of Exar (“Shares”) for a purchase price of $13.00 per share, followed by a second-step merger. The Offer expired at 12:00 midnight (Eastern Time) at the end of May 11, 2017. As of the expiration of the Offer, a total of 44,385,399 Shares had been validly tendered into and not withdrawn pursuant to the Offer, representing approximately 85.4% of the outstanding Shares. An additional 895,150 Shares had been tendered by notice of guaranteed delivery, representing approximately 1.7% of the outstanding Shares at such time. Following the acceptance of Shares tendered in the Offer, Purchaser acquired sufficient Shares to consummate the Merger without a vote of Exar’s stockholders and on May 12, 2017, following acceptance of the tendered Shares, a subsidiary of MaxLinear merged with and into Exar, with Exar surviving as a wholly-owned subsidiary of MaxLinear. According to the merger agreement, Exar stockholders will receive $13.00 for each Share outstanding immediately prior to the effective time of the merger. MaxLinear paid approximately $687 million in cash in connection with the acquisition.

The acquisition significantly furthers MaxLinear’s strategic goals of increasing revenue scale, diversifying revenues by end customers and addressable markets, and expanding its analog and mixed-signal footprint on existing tier-1 customer platforms. Exar adds a diverse portfolio of high performance analog and mixed-signal products constituting power management and interface technologies that are ubiquitous functions in wireless and wireline communications infrastructure, broadband access, industrial, enterprise networking, and automotive platforms. MaxLinear intends to leverage combined technological expertise, cross-selling opportunities and distribution channels to significantly expand its serviceable addressable market.

“We are pleased to complete the acquisition of Exar,” said Dr. Kishore Seendripu, CEO of MaxLinear. “Exar’s talented team and expertise in power management and interface technologies will enable us to more effectively serve our customers and furthers our goal of increased scale and diversification.”

About MaxLinear

MaxLinear, Inc. (NYSE:MXL) is a leading provider of radio frequency (RF) and mixed-signal integrated circuits for cable and satellite broadband communications, the connected home, data center, metro, long-haul fiber networks, and wireless infrastructure markets. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

Cautionary Note Concerning Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to the anticipated effects of the recently completed acquisition of Exar; prospects for the combined company, including (without limitation) expectations with respect to its addressable markets, opportunities within those markets, and the ability of the combined company to serve those markets; the growth strategies of MaxLinear generally and expectations with respect to the impact of the acquisition on MaxLinear’s growth strategies; and expectations with respect to the products and customers of the combined company after the recently completed acquisition of Exar. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements may contain words such as “will be,” “will,” “expected,” “anticipate,” “continue,” or similar expressions and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the challenges and costs of closing, integrating, restructuring, and achieving anticipated synergies, particularly in light of differences in the businesses and operations of the two companies; the ability to retain key employees, customers and suppliers; and other factors affecting the business, operating results, and financial condition of either MaxLinear or Exar, including those set forth in the most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K reports filed by MaxLinear and Exar, as applicable, with the Securities and Exchange Commission (the “SEC”). All forward-looking statements are based on the estimates, projections, and assumptions of MaxLinear management, as applicable, as of the date hereof, and MaxLinear is under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.